Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated March 30, 2020, with respect to the consolidated financial statements of LiqTech International. Inc., in its registration statement on Form S-1 relating to the registration of 1,600,000 shares of common stock. We also consent to the reference of our firm under the caption “Experts” in this registration statement.

/s/ SADLER, GIBB AND ASSOCIATES, LLC

SADLER, GIBB AND ASSOCIATES, LLC

Salt Lake City, Utah

June 22, 2020